Exhibit 10.45
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                         LOAN AGREEMENT

                             BETWEEN

                 THE CITY OF ENGLEWOOD, COLORADO

                               AND

                   WELLSFORD MARKS WEST CORP.



                          Pertaining To

                           $11,200,000

                   CITY OF ENGLEWOOD, COLORADO
           MULTIFAMILY HOUSING REVENUE REFUNDING BONDS
                   (MARKS APARTMENTS PROJECT)
                           SERIES 1996



                   Dated as of October 1, 1996

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                        TABLE OF CONTENTS

                                                             Page

             ARTICLE IDEFINITIONS AND INTERPRETATION

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . .4
SECTION 1.02.  Interpretation. . . . . . . . . . . . . . . . . .9
SECTION 1.03.  Recitals, Titles and Headings . . . . . . . . . 10

 ARTICLE IIREPRESENTATIONS, WARRANTIES AND SPECIAL TAX COVENANTS

SECTION 2.01.  Representations and Warranties of the City. . . 11
SECTION 2.02.  Representations, and Warranties and Covenants
     of Owner. . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 2.03.  Compliance with Laws and Documents
     Governing Operations. . . . . . . . . . . . . . . . . . . 13
SECTION 2.04.  Tax-Exempt Status of the Bonds. . . . . . . . . 15
SECTION 2.05.  Eligible Tenants. . . . . . . . . . . . . . . . 17
SECTION 2.06.  Sale of Project . . . . . . . . . . . . . . . . 19

       ARTICLE IIITHE BONDS, BOND PROCEEDS, THE INDENTURE

SECTION 3.01.  Issuance of Bonds . . . . . . . . . . . . . . . 20
SECTION 3.02.  Bond Proceeds; Investments. . . . . . . . . . . 20
SECTION 3.03.  Indenture Approval and Requirements . . . . . . 20

          ARTICLE IVTHE LOAN, PREPAYMENTS, ASSIGNMENTS

SECTION 4.01.  Loan by City. . . . . . . . . . . . . . . . . . 21
SECTION 4.02.  Loan Payments . . . . . . . . . . . . . . . . . 21
SECTION 4.03.  Credits on Loan . . . . . . . . . . . . . . . . 22
SECTION 4.04.  Prepayment Generally. . . . . . . . . . . . . . 22
SECTION 4.05.  Optional Prepayment of Loan; Concurrent Bond
     Redemption. . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 4.06.  Extraordinary Optional Prepayment . . . . . . . 23
SECTION 4.07.  Provision of Alternate Security, Extraordinary
     Mandatory Prepayment of Loan. . . . . . . . . . . . . . . 23
SECTION 4.08.  Usury . . . . . . . . . . . . . . . . . . . . . 24
SECTION 4.09.  Assignments to Trustee. . . . . . . . . . . . . 24
SECTION 4.10.  Release of Owner from Covenants Hereunder . . . 25
SECTION 4.11.  Assignment of Agreement by Owner. . . . . . . . 25

                  ARTICLE VADDITIONAL COVENANTS

SECTION 5.01.  Permits and Licenses. . . . . . . . . . . . . . 26
SECTION 5.02.  Payment for Extraordinary Services. . . . . . . 26
SECTION 5.03.  Taxes and Other Governmental Charges. . . . . . 26
SECTION 5.04.  Insurance . . . . . . . . . . . . . . . . . . . 27
SECTION 5.05.  Application of Insurance and Condemnation
     Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 5.06.  General Tax Covenant. . . . . . . . . . . . . . 29

          ARTICLE VIINDEMNIFICATION OF CITY AND TRUSTEE

SECTION 6.01.  Indemnification of City and Trustee . . . . . . 31

            ARTICLE VIIBREACH OF COVENANTS, REMEDIES

SECTION 7.01.  Event of Default. . . . . . . . . . . . . . . . 32
SECTION 7.02.  Remedies for Failure to Perform . . . . . . . . 33
SECTION 7.03.  Discontinuance of Proceedings . . . . . . . . . 34
SECTION 7.04.  Remedies Cumulative . . . . . . . . . . . . . . 34
SECTION 7.05.  Waiver of Event of Default. . . . . . . . . . . 34

                    ARTICLE VIIIMISCELLANEOUS

SECTION 8.01.  Amounts Remaining in Funds and Accounts . . . . 35
SECTION 8.02.  Limited Obligation of City. . . . . . . . . . . 35
SECTION 8.03.  Payments by Guarantor . . . . . . . . . . . . . 35
SECTION 8.04.  Amendments, Changes or Modifications to Loan
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 8.05.  Rights of the Guarantor; References to the
     Guarantor . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 8.06.  Payment . . . . . . . . . . . . . . . . . . . . 36
SECTION 8.07.  Counterparts. . . . . . . . . . . . . . . . . . 36
SECTION 8.08.  Severability. . . . . . . . . . . . . . . . . . 36
SECTION 8.09.  Term of Agreement . . . . . . . . . . . . . . . 36
SECTION 8.10.  Notice of Changes in Fact . . . . . . . . . . . 37
SECTION 8.11.  Notices . . . . . . . . . . . . . . . . . . . . 37
SECTION 8.12.  Provision of Alternate Security . . . . . . . . 37
SECTION 8.13.  Guarantor Debt; Mandatory Provision of
     Alternate Security. . . . . . . . . . . . . . . . . . . . 38
SECTION 8.14.  Applicable Law. . . . . . . . . . . . . . . . . 38

     THIS AGREEMENT (this "Agreement") is made and entered into as of October 1, 1996, between the City of Englewood, Colorado, a municipal corporation and political subdivision of the State of Colorado (the "City") and Wellsford Marks West Corp. (the "Owner"), a Colorado corporation.

                      W I T N E S S E T H:

     WHEREAS, the City is authorized by the County and Municipality Development Revenue Bond Act, constituting Article 3, Title 29, Colorado Revised Statutes (the "Act"), to finance one or more projects, including any land, building, or other improvement, and all real and personal properties, whether or not in existence, which shall be suitable for residential facilities for low- and middle-income families or persons and intended for use as the sole place of residence by the owners or intended occupants to the end that more adequate residential housing facilities for low- and middle-income families and persons may be provided, which promote the public health, welfare, safety, convenience and prosperity; and

     WHEREAS, the Act authorizes the City (a) to issue its revenue bonds for the purpose of defraying the cost of financing any project and all incidental expenses incurred in connection with the issuance of such bonds, (b) to enter into financing agreements with others for the purpose of providing revenues to pay the bonds authorized to be issued under the Act and upon such terms and conditions as the City Council of the City may deem advisable, and
(c) to secure the payment of the principal of, premium, if any, and interest on such bonds as provided in the Act; and

     WHEREAS, Section 103(b)(4)(A) of the Internal Revenue Code of
1954, as amended (the "1954 Code"), provides that the interest on fully registered obligations issued by or on behalf of a state or a political subdivision thereof substantially all of the proceeds of which are to be used to provide projects for residential rental property shall be exempt from federal income taxation if, among other requirements, at least 20% of the dwelling units in each project (15% of the dwelling units in a project which is a "targeted area" project, as defined in Treasury Regulation Section 1.103-8(b)(8)(iii)) are to be occupied by individuals of low or moderate income within the meaning of and for the period required by Section 103(b)(12) of the 1954 Code; and

     WHEREAS, the City has previously issued and delivered its City of Englewood, Colorado, Variable Rate Demand Multifamily Housing Revenue Bonds (The Marks Apartments) 1985 Series A, in the aggregate principal amount of $12,200,000 (the "Prior Bonds"), to obtain moneys to provide financing to HG Venture, a Texas limited partnership (the "Original Owner") for the acquisition, construction and installation of a multifamily rental housing project (the "Project") which is located within the City, which is occupied by persons of low and middle income, as defined by the City, and which is occupied partially by individuals of low or moderate income within the meaning of and for the period required by Section 103(b)(12) of the 1954 Code, all for the public purpose of providing more adequate residential housing facilities for low and middle-income families and persons; and


     WHEREAS, in order to provide such financing, the City and the Original Owner executed and delivered a Loan Agreement dated as December 1, 1985 (the "Original Agreement") pursuant to which (a) the City loaned to the Original Owner the proceeds of the Prior Bonds (the "1985 Loan") and (b) the Original Owner agreed to acquire, construct, install, operate and maintain the Project in accordance with the requirements of the Act and Section 103(b)(4)(A) of the 1954 Code; and

     WHEREAS, the City, the Trustee and the Original Owner have executed and delivered a Land Use Restriction Agreement dated as of December 1, 1985 (the "Original Regulatory Agreement"), pursuant to which the Original Owner has agreed to use and operate the Project in accordance with the requirements of Section 103(b)(4)(A) of the 1954 Code; and

     WHEREAS, Wellsford Marks West Corp., a Colorado corporation
(the "Owner") has assumed all of the Original Owner's obligations under the Original Agreement and the Original Regulatory Agreement; and

     WHEREAS, the Owner has requested that the City issue, sell and deliver its City of Englewood, Colorado, Multifamily Housing Revenue Refunding Bonds (Marks Apartments Project) Series 1996 (the "Bonds") in the aggregate principal amount of $11,200,000 for the purpose of refunding all of the Prior Bonds and refinancing the 1985 Loan as permitted pursuant to the Internal Revenue Code of 1986, as amended; and

     WHEREAS, Wellsford Residential Property Trust (the "Guarantor") has agreed to guarantee all of the Owner's payment obligations under this Agreement, including payment of principal of and interest on the Bonds when due, pursuant to the terms of a Guaranty Agreement dated as of October 1, 1996 (the "Guaranty Agreement") executed by the Guarantor for the benefit of the Trustee; and

     WHEREAS, the Owner is obligated to reimburse the Guarantor after the Guarantor makes payment under the Guaranty Agreement for any amounts owing by the Owner to the Guarantor pursuant to the Reimbursement Agreement, dated as of October 1, 1996 between the Guarantor and the Owner and to secure such reimbursement obligation of the Owner; and

     WHEREAS, the City Council of the City has expressly determined and hereby confirms that the issuance of the Bonds and the refinancing of the Project will accomplish a valid public purpose of the City by continuing to provide more adequate residential housing facilities for low- and middle-income families and persons, which promote the public health, welfare, safety, convenience and prosperity; and

     WHEREAS, the Bonds will be secured by (a) a pledge of this Agreement, (b) a pledge of the revenues and receipts derived by the City pursuant to this Agreement, and (c) the Guaranty Agreement;
and



     WHEREAS, the City, the Trustee, and the Owner have executed and delivered an Amended and Restated Regulatory Agreement dated as of October 1, 1996 (the "Regulatory Agreement"), pursuant to which the Owner has agreed to use and operate the Project in accordance with the requirements of Section 103(b)(4)(A) of the 1954 Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, the parties hereto agree as follows:
                            ARTICLE I

                 DEFINITIONS AND INTERPRETATION

     SECTION 1.1.   Definitions.  For all purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the following meanings:

     "Act" - The County and Municipality Development Revenue Bond
Act, constituting Article 3, Title 29, Colorado Revised Statutes.

     "Adjusted Gross Income" - With respect to a person, the adjusted gross income of such person as set forth on such person's federal income tax return for the immediately preceding taxable year, as evidenced by a copy of such return or by a sworn statement of such persons.

     "Agreement" - This Loan Agreement, dated as of October 1,
1996, between the Owner, as borrower, and the City, as lender, together with any amendments or supplements hereto.

     "Alternate Security" - Any guaranty agreement, letter of credit, surety bond, bond insurance policy or other security, or any combination of the foregoing, with a term ending on the maturity of the Bonds substituted for the Guaranty Agreement and providing for the payment of (i) the principal of and interest on the Bonds when due, together with amounts sufficient to pay the Purchase Price thereof upon mandatory redemption of the Bonds pursuant to the Indenture and (ii) all amounts under the Agreement when due on or prior to the payment dates provided by the Guaranty Agreement which will result in the Bonds being assigned an investment grade credit rating available by a nationally recognized rating agency (e.g., rated "AAA," "AA," "A" or "BBB" by S&P, or a comparable rating category assigned by another nationally recognized rating agency).

     "Authorized Representative" - A person or persons at the time designated to act on behalf of the Owner by written certificate furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Owner by its President, which certificate may designate an alternate or alternates, and may designate more than one person to act collectively, as the Authorized Representative for one or more purposes.

     "Bond" or "Bonds" - Any one or more or all, as the case may be, of the Bonds issued pursuant to the Indenture, entitled "City of Englewood, Colorado, Multifamily Housing Revenue Refunding Bonds, (Marks Apartments Project) Series 1996," in the aggregate principal amount of $11,200,000, and fully described in the Indenture.

     "Bond Counsel" - A firm or firms of nationally recognized attorneys at law, approved by the Trustee, the City, the Owner and the Guarantor, such approval not to be unreasonably withheld, and experienced in the financing of facilities for non-exempt persons through the issuance of tax-exempt revenue bonds under the exemptions provided under Section 103 of the Code.

     "Business Day" - A day on which banks in the cities in which the principal offices of the Trustee and the Guarantor are located are not required or authorized by law to remain closed and on which The New York Stock Exchange is not closed.

     "City" - The City of Englewood, Colorado, a municipal corporation and political subdivision organized and existing under the Charter and the laws and Constitution of the State of Colorado, the issuer of the Bonds, and its successors and assigns.

     "Code" - The Internal Revenue Code of 1986, as amended, together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or Internal Revenue Service of the United States.

     "Completion Date" - The date upon which the Project was completed, January 1, 1987.

     "Counsel for the Trustee" - An attorney at law or firm of attorneys at law selected by the Trustee as its counsel, which may include the in-house counsel of the Trustee or its banking associates.

     "Development Costs" - To the extent authorized by the 1954 Code and the Act, any and all costs incurred by the City or the Owner with respect to the acquisition, construction, and equipping, as the case may be, of the Project, including, without limitation, costs for site preparation, the planning of housing and related facilities and improvements, the acquisition of property, the removal or demolition of existing structures, the construction of housing, related facilities and improvements, and all other work in connection therewith, and all costs of financing, including, without limitation, the cost of consultant, accounting and legal services, other expenses necessary or incident to determining the feasibility of the Project, contractors' and Owner's overhead and supervisors' fees and costs directly allocable to the Project and the financing thereof (including reimbursements to any municipality, city or entity for expenditures made, with the approval of the City, for the Project), interest prior to the Completion Date, and all other costs approved by Bond Counsel.

     "Determination of Taxability" - A final judgment or order of a court of competent jurisdiction, or a final ruling or decision of the Internal Revenue Service, to the effect that the interest on any of the Bonds (other than interest on any Bond for any period during which such Bond is held by a "substantial user" of any facility financed with the proceeds of the Bonds or a "related person," as such terms are used in Section 103(b) of the 1954 Code) is includable for federal income tax purposes in the gross incomes of the recipients thereof as a result of any action or failure to act on the part of the Owner in violation of the Regulatory Agreement. A Determination of Taxability shall not be deemed to have occurred by reason of the issuance of any assessment described in this definition unless (i) such taxpayer is neither a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code, and (ii) (A) no later than sixty (60) days prior to the last to occur of the last day on which said taxpayer may contest such assessment before either the Internal Revenue Service or the Tax Court or any other court of competent jurisdiction, or after payment by such taxpayer of the taxes so assessed, the last day on which such taxpayer may sue for a refund of such taxes before either the Court of Claims or any District Court of the United States or any other court of competent jurisdiction, such taxpayer gives notice to the Owner of such assessment and/or payment, together with a copy of said statutory notice of deficiency, and gives the Owner his power of attorney, in form and substance reasonably satisfactory to the Owner, to contest such assessment or sue for such refund, as the case may be, at its own cost and in the name of such taxpayer, (B) such taxpayer cooperates in every reasonable way with the Owner in prosecuting such contest or suit, and (C) the Owner nonetheless fails to obtain a final determination from which no timely appeal shall have been filed whereunder such assessment is withdrawn or overturned insofar as it relates to such inclusion or such refund is obtained insofar as it relates to such inclusion.

     "Eligible Tenants" - Any person whose Adjusted Gross Income, together with the Adjusted Gross Income of all persons who intend to reside with such person in one dwelling unit, did not, for the immediately preceding taxable year, immediately preceding their initial occupancy of such dwelling unit, exceed an amount equal to 175% of the Median Gross Income for the Area, adjusted for the number of persons who intend to reside in such dwelling unit in a manner consistent with making adjustments for family size for purposes of determining "lower income families" under Section 8(f)(3) of the Housing Act, or such greater percentage of Median Gross Income for the Area as may be established from time to time by the City Council of the City, in accordance with the Act, as the maximum amount constituting middle income within the meaning of the Act.

     "Event of Default" - Any Event of Default specified in Section
7.01 of this Agreement.

     "Guarantor" - Wellsford Residential Property Trust, a Maryland real estate investment trust, and its successors and assigns, and, after substitution of Alternate Security in accordance with this Agreement and the Indenture, any provider of Alternate Security.

     "Guaranty Agreement" - The Guaranty Agreement, dated as of October 1, 1996 executed by the Guarantor for the benefit of the Trustee, its successors and assigns including any amendments and supplements thereto pursuant to which certain of the Owner's payment obligations under this Agreement are unconditionally and irrevocably guaranteed, and, after substitution in accordance with this Agreement and the Indenture, any Alternate Security.

     "Housing Act" - means the United States Housing Act of 1937, as amended, codified as 42 U.S.C. Section 1401 et seq.

     "Income Certification" - With respect to Lower-Income and all other Eligible Tenants, an income certification substantially in the form attached to the Regulatory Agreement as Exhibit B, as such form may be revised by the City from time to time.

     "Indenture" - The Indenture of Trust dated as of October 1,
1996, by and between the City and the Trustee, pursuant to which the Bonds are issued and secured, together with any amendments or supplements thereto.

     "Interest Payment Date" - June 1 and December 1 of each year, commencing June 1, 1997, until the maturity or redemption of all Bonds.

     "Land" - The tract of land on which the Project is constructed.

     "Loan" - The loan from the City to the Owner made pursuant to this Agreement, as evidenced by the Note.

     "Lower-Income Tenants" - Individuals of low or moderate income within the meaning of Section 103(b)(12)(C) of the 1954 Code and
Section 1.103-8(b) of the regulations promulgated thereunder, as the same may be amended from time to time, which include individuals and families whose aggregate adjusted income (computed in the manner prescribed in Treasury Regulation Section 1.167k-3(b)(3)) does not exceed 80% of the Median Gross Income for the Area with adjustments downward from such 80% of Median Gross Income for the Area for the number of persons who intend to reside in such dwelling unit in a manner consistent with making adjustments for family size for purposes of determining "lower income families" under Section 8(f)(3) of the Housing Act.

     "Median Gross Income for the Area" - The median income for the area where the Project is located as determined by the Secretary of Housing and Urban Development under Section 8(f)(3) of the Housing Act, or if programs under Section 8(f) are terminated, median income determined under the method used by said Secretary prior to such termination.

     "Moderate Income Tenants" - Any person whose Adjusted Gross Income, together with the Adjusted Gross Income of all persons who intend to reside with such person in one dwelling unit, for the taxable year immediately preceding their initial occupancy of such dwelling unit, exceeded an amount equal to 80% of Median Gross Income for the Area with adjustments downward from such 80% of Median Gross Income for the Area for the number of persons who intend to reside in such dwelling unit in a manner consistent with making adjustments for family size for purposes of determining "lower income families" under Section 8(f)(3) of the Housing Act but did not exceed an amount equal to 130% of the Median Gross Income for the Area, adjusted for the number of persons who intend to reside in such dwelling unit in a manner consistent with making adjustments for family size for purposes of determining "lower income families" under Section 8(f)(3) of the Housing Act.

     "1954 Code" - The Internal Revenue Code of 1954, as amended, together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or Internal Revenue Service of the United States.

     "Note" - The promissory note from the Owner to the City evidencing the payment obligations of the Owner under this Agreement, substantially in the form attached hereto as Exhibit A, and any and all amendments and supplements thereto.


     "Official Statement" - The Official Statement delivered in connection with the original issue and sale of the Bonds.

     "Original Loan Agreement" - The Loan Agreement dated as of
December 1, 1985 between the Original Owner and the City.

     "Original Owner" - HG Venture, a Texas limited partnership.

     "Original Regulatory Agreement" - The Land Use Restriction
Agreement dated as of December 1, 1985 among the City, the Original Owner, Mellon Bank, N.A., as trustee, and Citicorp Real Estate,
Inc.

     "Owner" - Wellsford Marks West Corp., a Colorado corporation, its successors and assigns, including any surviving, resulting or transferee entity permitted under this Agreement or the Regulatory Agreement.

     "Prior Bonds" - The City of Englewood, Colorado, Variable Rate Demand Multifamily Housing Revenue Bonds (The Marks Apartments)
1985 Series A.

     "Prior Trustee" - Mellon Bank, N.A., pursuant to the terms of an Indenture of Trust dated as of December 1, 1985, between the City and Mellon Bank, N.A.

     "Project" - The multifamily rental housing project known as Marks West Apartments, consisting of those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit B hereto, as they may at any time exist, which facilities are to be refinanced, in whole or in part, from the proceeds of the sale of the Bonds or the proceeds of any payment by the Owner, and any real property, structures, buildings, fixtures or equipment acquired in substitution for, as a renewal or replacement of, or a modification or improvement to, all or any part of the facilities described in Exhibit B.

     "Purchase Date" - A date on which Bonds are purchased in lieu of redemption or acceleration pursuant to Section 4.04 of the Indenture.

     "Qualified Project Period" - That period, beginning on the later of (i) the first day on which at least 10% of the units in the Project were first occupied or (ii) the date of issuance of the Bonds, and ending on the later of (a) the date which is ten years after the date on which at least 50% of the units in the Project were first occupied, (b) the date which is a "qualified number of days" after the date of initial occupancy of any unit in the Project (for this purpose a "qualified number of days" means 50% of the total number of days from the date of issuance of the Bonds until the date such Bonds are no longer outstanding plus 50% of the total number of days from the date of issuance of any bonds refunding the Bonds to the maturity date of such refunding bonds with the longest maturity, including any subsequent refunding obligations), or (c) the date on which any assistance provided with respect to the Project under Section 8 of the United States Housing Act of 1937, as amended, terminates.

     "Refunding Project" - The refunding of all of the City's outstanding Variable Rate Demand Multifamily Housing Revenue Bonds (The Marks Apartments) 1985 Series A.

     "Registered Owner" or "owner" - The person in whose name any Bond is registered on the Bond registration books of the City kept by the Trustee as bond registrar.

     "Regulatory Agreement" - The Amended and Restated Land Use
Restriction Agreement, dated as of October 1, 1996, among the City, the Trustee and the Owner, as originally executed or as it may from time to time be supplemented, modified or amended.

     "Reimbursement Agreement" - Any Reimbursement Agreement between the Owner and the Guarantor and any amendments or supplements thereto pursuant to which the Owner agrees to reimburse the Guarantor for any and all amounts paid by the Guarantor pursuant to the Guaranty Agreement or, after provision of any Alternate Security, any agreement between the Owner and the provider of such Alternate Security which provides for the reimbursement of the provider of Alternate Security by the Owner for payments made by such provider of Alternate Security under such Alternate Security.

     "S & P" - Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S & P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the City with the approval of the Owner and the Guarantor.

     "State" - The State of Colorado.

     "Tax Certificate" - The Federal Tax Exemption Certificate or
Certificates, dated as of the delivery date of the Bonds, executed and delivered by the City and the Owner, as amended, supplemented or otherwise modified from time to time.

     "Trustee" - American National Bank and Trust Company of
Chicago, Chicago, Illinois, as trustee under the Indenture, and its successors in trust thereunder.

     "Underwriter" - First Chicago Capital Markets, Inc.

     Such terms as are not defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 1.2. Interpretation. Unless the context clearly requires otherwise, words of masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa.
This Agreement and all the terms and provisions hereof shall be construed to effectuate the purpose set forth herein and to sustain the validity hereof.

     SECTION 1.3. Recitals, Titles and Headings. The terms and phrases used in the recitals of this Agreement have been included for convenience of reference only, and the meaning, construction and interpretation of all such terms and phrases for purposes of this Agreement shall be determined by references to Section 1.01 hereof. The titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only and are not to be considered a part hereof, and shall not in any way modify or restrict any of the terms or provisions hereof and shall never be considered or given any effect in construing this Agreement or any provision hereof or in ascertaining intent, if any question of intent should arise.

                       (End of Article I)

                           ARTICLE II

      REPRESENTATIONS, WARRANTIES AND SPECIAL TAX COVENANTS

     SECTION 2.1.   Representations and Warranties of the City.
The City makes the following representations and warranties as the basis for the undertakings on the part of the Owner herein contained:

          (a)  The City is a municipal corporation and
     political subdivision duly organized and existing under the laws and Constitution of the State.

          (b) The City has full legal right, power and authority under the laws of the State of Colorado and has taken all official actions necessary (i) to enter into this Agreement, the Regulatory Agreement and the Indenture, (ii) to issue, execute and deliver the Bonds,
     (iii) to perform its obligations hereunder and thereunder, and (iv) to consummate all other transactions contemplated by this Agreement and such other documents, including, without limitation, the loaning of a portion of the proceeds of the Bonds to the Owner.

          (c)  By proper action the City has duly authorized
     (i) the execution and delivery of this Agreement, the Regulatory Agreement and the Indenture, (ii) the performance by the City of its obligations hereunder and thereunder, and (iii) the consummation of the transactions contemplated hereunder and thereunder.

          (d) The execution and delivery of this Agreement, the Regulatory Agreement and the Indenture, the issuance, execution and delivery of the Bonds, the performance by the City of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the loaning of the proceeds of the Bonds to the Owner, do not violate, conflict with or constitute a breach of or a default under the Act or, to the best knowledge of the City, any other law or regulation applicable to the City, or under the terms and conditions of any agreement, instrument or commitment to which the City is a party or by which the City or any of its property is bound.

          (e) The City has determined that the financing of the Project and the issuance of the Bonds to obtain moneys to carry out the financing of the Project will serve the public interest and will further the purposes of the Act, including, among other purposes, the provision of more adequate residential housing facilities for low- and middle-income families and persons.

          (f) The City makes no other warranties, either express or implied, as to the Project or the financing thereof, of any nature or kind.

     SECTION 2.2. Representations, and Warranties and Covenants of Owner. The Owner hereby represents, warrants and agrees as follows:

          (a) The Owner (i) is a Colorado corporation validly existing under the laws of the State; (ii) is organized and operated for the purpose, among others, of acquiring, constructing, owning and operating the Project; (iii) has full power and authority under its organizational documents and the laws of the State to execute and deliver this Agreement and the Regulatory Agreement, to be bound by the terms of the Indenture and to perform its obligations hereunder and thereunder; and (iv) by proper action has duly authorized the execution and delivery of this Agreement and the Regulatory Agreement, and when validly executed and delivered by the other parties thereto, such documents will constitute legal and valid agreements of the Owner.

          (b) The execution, delivery and performance of this Agreement and the Regulatory Agreement, and the consummation of the transactions herein and therein contemplated, (i) will not violate any law, regulation, ordinance, judgment or court order of any federal, state or local government, and (ii) do not conflict in any material respect with or constitute a material breach of or a material default under the Owner's Articles of Incorporation or Bylaws or under the terms and conditions of any instrument, document, agreement, commitment, indenture, security agreement, mortgage, lease or other writing to which the Owner is a party or by which the Owner, or a substantial portion of its assets, is bound.

          (c) There are no actions, suits or proceedings pending or, to the knowledge of the Owner, threatened against or affecting the Owner or the Project, or involving the validity or enforceability of the Bonds, this Agreement, the Regulatory Agreement, the Guaranty Agreement or the Indenture, at law or in equity, or before or by any governmental authority, except actions which, if adversely determined, would not materially impair the ability of the Owner to perform the Owner's obligations under this Agreement and the Regulatory Agreement, and to cause to be paid any amounts which may become payable under this Agreement. The Owner is not in default in any material respect under any mortgage, deed of trust, lease, loan or credit agreement, corporate agreement or other instrument to which the Owner is a party or by which it is bound.

          (d)  Any certificate signed by an Authorized
     Representative and delivered pursuant to the Indenture or this Agreement and the Regulatory Agreement shall be deemed a representation and warranty by the Owner as to the statements made therein.

          (e)  Concurrently with the execution of this
     Agreement, the Owner will cause to be delivered to the Trustee, for the benefit of the owners of the Bonds, the Guaranty Agreement, and to the knowledge of the Owner the Guaranty Agreement shall be in full force and effect and shall secure the payment of the principal and interest on the Bonds in accordance with its terms.

          (f) The Indenture has been submitted to the Owner for its examination; and the Owner acknowledges, by execution of this Agreement, that it has approved the Indenture and agrees that it will be bound by the terms thereof.

          (g) The information and estimates with respect to the development and the financing of the Project heretofore furnished to Sherman & Howard L.L.C., Bond Counsel, are true and correct to the best of the information and belief of the Owner and do not omit any statement the omission of which would render any of the statements made therein misleading in the circumstances in which they are made.

     SECTION 2.3.   Compliance with Laws and Documents Governing
Operations. The Owner hereby represents, warrants and agrees as follows:

          (a) The Owner has complied with all applicable laws and requirements of governmental authorities relating to the use and operation of the Project, except as disclosed to the City in writing on the date of the execution of this Agreement.

          (b) (1) Since its acquisition of the Project on April 11, 1996, the Owner has been in continuous compliance and is in full compliance in all material respects with the terms and conditions of the Original Loan Agreement, as in effect prior to the date hereof, the Original Regulatory Agreement and this Agreement; (2) to he date hereof, the Original Loan Agreement and the Original Regulatory Agreement were in full force and effect; (3) all fees, expenses and cost reimbursements owed to the City and Mellon Bank, N.A., as trustee, including but not limited to amounts accrued but not yet payable, have been paid or provided for; and (4) to the best of our knowledge, the Project has been in continuous compliance and is in compliance in all material respects with the other material terms and conditions of the Original Loan Agreement and the Original Regulatory Agreement.

          (c) The Owner has filed all federal, state and local income tax returns, which are required at this time to be filed by it, and has paid all taxes as shown on said returns and all assessments received by the Owner to the extent that such taxes have become due and payable by it.

          (d) The Owner has good and indefeasible title to the Project, and such properties are free and clear of all liens and encumbrances, except for (i) liens for taxes and assessments not yet due, (ii) the lien of the Regulatory Agreement and (iii) the liens created under the Original Loan Agreement, the Original Regulatory Agreement and the related deeds of trust which secure such instruments, which the liens the Owner hereby covenants will be released upon the payment in full of the Prior Bonds on December 3, 1996.

          (e) No substantial loss, damage, destruction or taking of any of the real or personal property of the Owner, constituting all or a portion of the Project, has occurred which has not been fully restored or replaced or which is not fully covered by insurance, less applicable deductibles.

          (f) (1) The Owner has not received any notice that it is not in compliance with all provisions of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act; the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act and all environmental laws of the State (the "Environmental Laws"), or with any rules, regulations and administrative orders of any governmental agency, or with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto; and (2) the Owner has not received any assessment, notice of (primary or secondary) liability or notice of financial responsibility and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to the Project under any Environmental Law, nor has the Owner received notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

          (g) The Owner has not received any notice that it is not in full compliance with all provisions of the Fair
     Labor Standards Act, as amended, and regulations promulgated thereunder.

          (h) The Owner has paid or made provision for the payment of all applicable federal, state and local employees' income, social security and unemployment taxes.

          (i) The Owner has not received any notice that it is not in full compliance with ERISA and Department of Labor regulations thereunder, with the Code and Treasury Regulations thereunder and with the terms of such plan or plans with respect to each pension or welfare benefit plan to which the Owner is a party or makes any employer contributions with respect to its employees, for the current or prior plan years of such plans.

          (j) The Project provides and will provide adequate, safe and sanitary residential facilities within the City's jurisdiction, for low and middle income families and persons (as defined in the Act) intended for use as the sole place of residence by the owners or occupants thereof.

          (k) The Owner has operated and intends to operate or cause to be operated the Project as a "project" within the meaning of the Act, so long as the Bonds remain outstanding, shall in good faith and with due diligence use its best efforts to rent units in the Project to Eligible Tenants and shall otherwise comply with the additional requirements hereof.

          (l) The Project is located wholly within the boundaries of the City.

          (m) The Owner has been and is in compliance with those conditions contained in the Original Loan Agreement and the Original Regulatory Agreement, including, without limitation, those provisions set forth therein which are necessary to preserve the exclusion from gross income for Federal income tax purposes of interest on the Bonds.


     SECTION 2.4.   Tax-Exempt Status of the Bonds.    The Owner
hereby represents, warrants and agrees for the benefit of the City and the owners of the Bonds from time to time that:

          (a) It will not take any action or omit to take any action with respect to the Bonds, the proceeds thereof or the Project if such action or omission (i) would cause the interest on the Bonds to lose its exclusion from gross income for federal income tax purposes under
     Section 103 of the Code, except for interest on any Bond for any period during which it is held by a "substantial user" of the Project or a "related person" as such terms are used in Section 103(b)(13) of the 1954 Code. The foregoing covenant shall remain in full force and effect notwithstanding the payment in full or defeasance of the Bonds until the date on which all obligations of the Owner in fulfilling the above covenant under the Code and the 1954 Code have been met.

          (b) Throughout the Qualified Project Period at least 20% of completed dwelling units in the Project (15% of the dwelling units in the Project if it is or becomes a "targeted area" project as defined in Treasury
     Regulation Section 1.103-8(b)(8)(iii)) will be continuously occupied by Lower-Income Tenants. For the purpose of complying with this requirement, a unit occupied by an individual or family who at the commencement of the occupancy qualifies as a Lower-Income Tenant is treated as occupied by such an individual or family during their tenancy in such unit, even though they subsequently cease to be of low or moderate income. Moreover, if a unit is vacated by an individual or family who qualified as Lower-Income Tenants, such unit shall be treated as occupied by Lower-Income Tenants until reoccupied (other than for a temporary period of not more than 31 days) at which time the character of the unit shall be redetermined. The dwelling units required to be rented to, or held available for, occupancy by Lower-Income Tenants shall be distributed among the different types of dwelling units, by number of bedrooms, in approximately the same proportions as each type of dwelling unit is to the total number of dwelling units.

          (c) It will take such action or actions as may be necessary, in the opinion of Bond Counsel, including, without limitation, consenting to the amendment of this Agreement, the Indenture or the Regulatory Agreement to comply fully with all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated, proposed or made by the Department of the Treasury or the Internal Revenue Service pertaining to obligations issued under
     Section 103(b)(4)(A) of the 1954 Code which are necessary in the opinion of Bond Counsel to maintain the exclusion from gross income for federal income tax purposes of interest on the Bonds.

          (d) It will execute and file of record appropriate amendments to the Regulatory Agreement and assure the recording of such document and take any other steps as are necessary, in the opinion of Bond Counsel, in order to insure that the requirements and restrictions of this
     Article II will be binding upon all owners of the Project. The Owner hereby covenants to include such requirements and restrictions in any documents transferring any interest in the Project to another to the end that such transferee has notice of, and is bound by such restrictions to the extent and for the period provided therein and to obtain the agreement from any transferee to so abide.

          (e) That the Owner shall not discriminate on the basis of race, color, religion, sex, age, national origin, handicap, marital or familial status in the lease, use, or occupancy of the Project or in connection with the employment or application for employment of persons for the operation and management of the Project.

          (f) That none of the dwelling units in the Project shall at any time be utilized on a transient basis, shall ever be leased or rented for a period of less than thirty days, and shall ever be used as a hotel, motel, dormitory, fraternity house, sorority house, rooming house, hospital, sanitarium, nursing home, rest home, trailer court or park.

          (g) That the Project is located on a single tract of land or on two or more contiguous tracts of land, and that all of the buildings, structures and facilities which are part of the Project comprise a single geographically and functionally integrated project for residential rental property, as evidenced by the ownership, management, accounting and operation of the Project.

          (h) That the Owner intends to hold the Project for its own account, has no current plan to sell and has not entered into any agreement to sell any of the Project, and, until payment in full of all the Bonds, will not sell or contract to sell the Project without having first delivered to the Trustee an opinion of Bond Counsel to the effect that such sale will not affect the exclusion from gross income for federal or Colorado income tax purposes; provided that no such opinion shall be required in connection with a foreclosure sale or a transfer by deed in lieu of foreclosure or comparable conversion of the Project.

          (i) The average maturity of the Bonds does not exceed 120% of the average reasonably expected life of the facilities of the Project financed with the original net proceeds of the Prior Bonds.

          (j) The Bonds are not and shall not be "federally guaranteed" as defined in Section 149(b) of the Code.

     SECTION 2.5.   Eligible Tenants.

          (a) In addition to, and not in limitation of the provisions of the 1954 Code, the Owner declares its understanding, intent and agreement that the Project is to be owned, managed and operated to provide residential facilities for low- and middle-income families or persons in accordance with the Act for a period beginning on the date of issuance of the Bonds and ending on the last day any Bonds remain outstanding.

          (b) The City hereby represents, covenants and agrees as follows:

               (1) the City Council of the City, in accordance with the provisions of the Act, has determined that, for purposes of the Project, "low-and middle-income persons and families" within the meaning of the Act shall include any person whose adjusted gross income as set forth on such person's federal income tax return for the immediately preceding taxable year ("Adjusted Gross Income"), together with the Adjusted Gross Income of all persons who intend to reside with such person in one dwelling unit, did not, for the immediately preceding taxable year, exceed an amount equal to 175% of the Median Gross Income for the Area, adjusted for the number of persons who intend to reside in such dwelling unit in a manner consistent with making adjustments for family size for purposes of determining "low income families" under
     Section 8(f)(3) of the United States Housing Act of 1937, or such other amount as may be established from time to time by the City Council of the City, in accordance with the Act and this Section as the maximum amount constituting middle income within the meaning of the Act; and

               (2) in the event that the Median Gross Income for the Area for any year is less than the Median Gross Income for the Area for the immediately preceding year, the City Council may review the percentage of Median Gross Income for the Area which shall be the maximum amount constituting middle income within the meaning of the Act and may make such upward adjustments of such percentage as it shall deem reasonable and necessary and shall advise the Owner in writing of any such adjustments; provided, however, that the City shall provide the Owner and the Trustee with an opinion of Bond Counsel acceptable to the City, the Trustee and the Owner substantially to the effect that the adjusted amount will not adversely affect the validity of the Bonds or the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

          (c) The Owner hereby represents, covenants and agrees as follows:

               (1) all of the occupied dwelling units in the Project shall be occupied by Eligible Tenants;

               (2) the dwelling units in the Project which are to be occupied by Lower-Income Tenants, or held available during temporary periods for such occupancy, as required pursuant to the Regulatory Agreement and this Agreement, shall be distributed among the different types of dwelling units, by number of bedrooms, in approximately the same proportion as each type of dwelling unit bears to the total number of dwelling units in the Project;

               (3) the Owner shall obtain and maintain on file with respect to each Eligible Tenant who resides in the Project, a statement evidencing that such tenant's income for the taxable year immediately preceding such Eligible Tenant's initial occupancy did not exceed such amount as the City has determined to be the maximum amount constituting middle income within the meaning of the Act; provided, however, the Owner shall not be required to obtain a federal income tax return with respect to each such Eligible Tenant;

               (4) the Owner shall permit any duly authorized representative of the City or the Trustee to inspect the books and records of the Owner pertaining to the incomes of the persons residing in the Project;

               (5) the Owner shall prepare and submit to the City and the Trustee, within fifteen days after each three month period ending March 31, June 30, September 30 or December 31, a certificate (in the form attached as Exhibit B to the Regulatory Agreement) executed by an Authorized Representative stating as of such March 31, June 30, September 30 or
     December 31, as appropriate, the number of dwelling units in the Project which are or have been occupied, the number of units in the Project which were occupied by Lower-Income Tenants (or previously occupied by, and held available for rent to, Lower-Income Tenants), the number of units which were occupied by Eligible Tenants, the number of vacant units and such other information as is required by the form of certificate attached to the Regulatory Agreement as Exhibit B, as of the end of such three month period preceding the date of such certificate, upon request, leases, for each dwelling unit for which occupancy commenced by a Lower-Income Tenant during such three-month period and copies of the Income Computation Certificates (in the form attached as Exhibit C to the Regulatory Agreement);

               (6) the Owner shall not discriminate on the basis of race, color, religion, sex, age, national origin, handicap, marital or familial status in the lease, use, or occupancy of the Project or in connection with the employment or application for employment of persons for the operation and management of the Project; and

               (7) the Owner shall not discriminate against any tenant because he or she is a participant in a Section 8 rent subsidy program under the United States Housing Act of 1937, as amended.

     All determinations as to the status of Eligible Tenants shall be made as of the time of such Eligible Tenant's application and shall not be affected by subsequent changes in such Eligible Tenant's income; provided, however, all determinations as to the status of Lower-Income Tenants shall be made as of the time of such Lower-Income Tenant's initial occupancy.

     SECTION 2.6. Sale of Project. Owner shall not, without the prior written consent of the City (which consent shall not be unreasonably witheld) voluntarily sell, lease, exchange, assign, convey, transfer or otherwise dispose of all or substantially all of the Project and shall cause the release of all liens created under the Original Loan Agreement, the Original Regulatory Agreement and the deeds of trust related thereto on December 3, 1996.


                       (End of Article II)
                           ARTICLE III

             THE BONDS, BOND PROCEEDS, THE INDENTURE

     SECTION 3.1. Issuance of Bonds. Subject to the satisfaction of and compliance with all of the provisions, covenants and requirements of this Agreement, in order to provide funds for the payment of the costs of the Refunding Project, the City has caused the proceeds of the Bonds to be deposited with the Prior Trustee for the purpose of paying a portion of the redemption price for the Prior Bonds on December 3, 1996.

     SECTION 3.2. Bond Proceeds; Investments. The proceeds of the Bonds and any earnings from any investments thereof, will be held, invested and reinvested solely for the purposes and expended for the purpose of paying a portion of the redemption price of the Prior Bonds on December 3, 1996.

     SECTION 3.3. Indenture Approval and Requirements. The execution of this Agreement concurrently with execution of the Indenture by the City shall constitute conclusive evidence of approval of the Indenture by the Owner. Additionally, the Owner agrees that whenever the Indenture is executed and by its terms imposes a duty or obligation upon the Owner, such duty or obligation shall be binding upon the Owner to the same extent as if the Owner were an express party to the Indenture, and the Owner hereby agrees to carry out and perform all of its obligations thereunder. No amendments to the Indenture may be made without the prior written consent of the City, the Trustee, the Owner and of the Guarantor.


                      (End of Article III)
                           ARTICLE IV

               THE LOAN, PREPAYMENTS, ASSIGNMENTS

     SECTION 4.1. Loan by City. (a) The City, pursuant to the terms of this Agreement, agrees to loan to the Owner the Loan in the amount equal to the principal amount of the Bonds. Upon issuance of the Bonds, the full amount of the Loan hereunder shall be deemed to be advanced to the Owner, shall be deposited under the Indenture and shall be disbursed as provided in the Indenture. Concurrently with the issuance of the Bonds, and against deposit and application of the proceeds of the Loan as authorized by the Indenture, the Owner has executed and delivered this Agreement and the Note to evidence the Owner's obligation to pay the amounts specified under this Agreement and the Note.

     (b) Concurrently with the execution and delivery of this Agreement, the Owner shall cause the Guaranty Agreement to be executed and delivered to the Trustee.

     (c) The Owner agrees to make payments required under this Agreement and the Note and to be liable therefor in such amounts, and at such times, sufficient to pay, after applying all amounts otherwise available for making such payments, all amounts required to pay the principal of, premium, if any, and interest on the Bonds when and as due and payable, whether at maturity, by optional or mandatory redemption or by acceleration, all amounts required to be paid pursuant to the Reimbursement Agreement, if any, and any and all documentary stamp taxes or other taxes due and payable in connection with the Loan and the Regulatory Agreement.

     (d) The Owner agrees to pay all reasonable fees and expenses (including reasonable counsel fees at all tribunal levels) of the City, the Registrar (as defined in the Indenture), Bond Counsel and the Trustee provided for herein or in the Indenture and to pay all Cost of Issuance of the Bonds.

     SECTION 4.2. Loan Payments. (a) The Owner covenants and agrees to make payments hereunder directly to the Trustee, for deposit to the Revenue Fund on the dates and in the amounts set forth in the Note (except amounts to be paid pursuant to Sections 4.05, 4.06, 4.07 and 4.08 hereof, as to which different dates and times for payment may be established by such Sections). If the Owner does not make the foregoing payments on the Loan in the amounts and at the times referred to above (whether or not such failure to pay has become an Event of Default under Section 7.01 hereof), the Trustee is required under Section 5.01 of the Indenture to notify the Guarantor and make claim for such payment under the Guaranty Agreement in the manner prescribed therein.

     (b) Notwithstanding any provisions to the contrary in this Agreement, in the event the day on which any payment or other performance on the part of the Owner is scheduled to occur under this Agreement is not a Business Day, then such payment or other performance shall be required to occur at the same time on the next preceding Business Day.

     SECTION 4.3. Credits on Loan. Notwithstanding any provision contained in this Agreement or in the Indenture to the contrary:

     (a) Moneys on deposit in the Revenue Fund, Interest Account and Principal Account shall be credited against the obligations of the Owner to make the payments required hereunder on the Loan as the same become due; and

     (b) The principal amount of Bonds purchased by the Owner and delivered to the Trustee for cancellation, or purchased by the Trustee and cancelled, shall be credited against the obligation of the Owner to pay the principal of the Loan corresponding to the principal amount of the Bonds delivered to the Trustee and cancelled.

     SECTION 4.4. Prepayment Generally. No prepayment of the Loan may be made except to the extent and in the manner expressly permitted by this Agreement. Upon receipt of written notice from the Owner that a deposit is being made by the Owner for the purpose of prepaying the Loan and hereby effecting the redemption of the Bonds, the Trustee shall take such steps as may be required under the Indenture to accomplish the redemption of the Bonds under the redemption provisions of the Indenture.

     The Owner shall give written notice to the Trustee of its election to prepay all or a portion of the Loan pursuant to Sections 4.05 or 4.06 hereof, and the Owner shall be obligated to make such prepayment after any notice of redemption of Bonds with respect to such prepayment has been given by the Trustee.

     SECTION 4.5.   Optional Prepayment of Loan; Concurrent Bond
Redemption.

     (a) The Owner shall have, and is hereby granted, the right and option to prepay the Loan as a whole or in part on any date upon payment to the Trustee, for deposit to the Revenue Fund prior to the date established for redemption or prepayment of the Bonds, in addition to amounts otherwise payable hereunder, an amount sufficient to pay the interest on, premium, if any, and principal of the Bonds so prepaid on such redemption date, or in the event such redemption is not scheduled to occur on or prior to the next Interest Payment Date, on each interest and principal payment date for such Bonds on and prior to the redemption date. There shall be deemed to be such payment when there is placed in trust an amount sufficient (including the known minimum yield available without reinvestment for such purpose from Government Securities in which such amount wholly or in part may be initially invested) to meet all debt service requirements on such Bonds in the manner provided in Article XII of the Indenture.

     (b) The Owner shall cause such prepayments to be on deposit with the Trustee not later than one Business Day prior to the redemption date established by the Trustee with respect to the Bonds.

     SECTION 4.6. Extraordinary Optional Prepayment. The Loan is subject to extraordinary optional prepayment, and the Owner shall have the right to prepay the same upon the occurrence of any of the following events, with respect to the Project, for a prepayment price equal to the principal balance of the Loan then Outstanding so prepaid, plus interest accrued to the date fixed for redemption of the Bonds from such prepayment:

          (a) The Loan then outstanding may be prepaid in whole if the Project is so demolished, destroyed or damaged that, in the judgment of the Owner, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time as determined in accordance with Section 5.05 of this Agreement; or

          (b) The Loan then outstanding may be prepaid in whole or in part if insurance proceeds or proceeds of any condemnation award with respect to the Project are not applied to restoration of the Project in accordance with
     Section 5.05 hereof.

     The Owner must exercise the option reserved in this Section within six months following the date that a condition has occurred which gives rise to a right of prepayment under this Section. The Owner shall cause such prepayments to be on deposit with the Trustee not later than one Business Day prior to the date of redemption established by the Trustee with respect to the Bonds.

     SECTION 4.7. Provision of Alternate Security, Extraordinary Mandatory Prepayment of Loan.

     (a) Within 60 days after the occurrence of any of the events set forth in Section 7.01(e) or (f) hereof which have occurred and are continuing, the Owner shall cause Alternate Security to be provided to the Trustee, together with (i) an opinion of counsel to the provider of such Alternate Security acceptable to the Trustee, addressed to the Trustee and the City, stating that such Alternate Security constitutes a legal, valid and binding obligation of such provider and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity which permit the exercise of judicial discretion and to the extent that the enforceability of indemnification provisions therein or to which such Alternate Security relates shall be limited by applicable securities laws or public policy, (ii) an opinion of counsel reasonably acceptable to the Trustee, addressed to the Trustee and the City, stating that the provision of such Alternate Security will not subject the Bonds or such Alternate Security to the registration requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, (iii) an amount sufficient to pay all costs incurred by the City and the Trustee in connection with the provision of such Alternate Security, (iv) written evidence from the rating agency or agencies whose rating on the Bonds is then in effect that the credit rating assigned to the Bonds after such provision is at least equal to the credit rating assigned to the Bonds immediately prior to the occurrence of the events set forth in Section 7.01(e) or (f) hereof, and (v) an opinion of Bond Counsel, addressed to the City and the Trustee, stating that the provision of Alternate Security is permitted under this Agreement, the Indenture and the Act, and that such provision will not have an adverse effect upon the exclusion from gross income for federal income tax purposes of interest on the Bonds.

     (b) If the Owner does not provide Alternate Security for the Guaranty Agreement within the time prescribed hereby, the Owner shall be required to prepay the Loan as a whole at a price equal to the principal balance thereof, plus interest accrued thereon to the date fixed for redemption of Bonds from such prepayment. In such event, the Bonds shall be called for redemption on such date as shall be selected by the Trustee, after consultation with the Owner, but in no event later than 60 days following the failure to provide Alternate Security, and the Owner shall cause sufficient moneys to be on deposit with the Trustee at least one Business Day prior to such date.

     (c) The Loan is also subject to mandatory prepayment in whole on the earliest practicable date selected by the Trustee within 180 days following the occurrence of a Determination of Taxability. In such event, the Bonds shall be redeemed at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed then outstanding at the time of the Determination of Taxability plus accrued interest to the redemption date.

     SECTION 4.8. Usury. (a) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed by and between the City and the Owner that in no event shall the interest contracted for, charged or received in connection with the Loan made hereunder (including any other costs or considerations that constitute interest under the laws of the State which are contracted for, charged or received pursuant to this Agreement) exceed the maximum rate of nonusurious interest allowed under the laws of the State as presently in effect and to the extent an increase is allowable by such laws, but in no event shall any amount ever be paid or payable by the Owner greater than the amount contracted for herein; and in the event the maturity of the Loan is accelerated pursuant to Article VII hereof, or prepaid in accordance with the provisions hereof requiring mandatory prepayment, then such amounts that constitute payments of interest on the Loan, together with any costs or considerations which constitute interest under the laws of the State, may never exceed an amount which would result in payment of interest at a rate in excess of the nonusurious interest allowed by the laws of the State or the United States to the extent applicable, as presently in effect and to the extent an increase is allowable by such laws; and excess interest, if any, provided for in this Agreement, or otherwise, shall be cancelled automatically as of the date of such acceleration or, if theretofore paid, shall be credited on the Loan.

     (b) To the extent permitted by law, interest contracted for, charged or received on the Loan shall be allocated over the entire term of the Loan to the end that interest paid on the Loan does not exceed the maximum amount permitted to be paid thereon by law.

     SECTION 4.9. Assignments to Trustee. It is understood and agreed that all right, title and interest of the City in and to this Agreement (excepting the amounts payable to the City directly for its own purposes under Sections 4.01(c), 5.02 and Section 6.01 hereof) are to be pledged and assigned by the City to the Trustee as security for the Bonds under and pursuant to the Indenture. The Owner consents to such pledge and assignment. The City directs the Owner, and the Owner agrees, to pay or cause to be paid to the Trustee at its principal corporate trust office all payments on the Loan pursuant to this Agreement, and Trustee's Expenses (as defined in the Indenture).

     SECTION 4.10. Release of Owner from Covenants Hereunder. Notwithstanding anything to the contrary contained herein, in the Regulatory Agreement or the Indenture, upon the sale, transfer or disposition by the Owner of all of the Owner's interest in the Project in accordance with the provisions of Section 2.06 hereof and Section 10 of the Regulatory Agreement, the Owner shall be released from its covenants and obligations hereunder with respect to matters arising after such date of sale, transfer or disposition.

     SECTION 4.11.  Assignment of Agreement by Owner.  This
Agreement may be assigned as a whole or in part, with the consent of the City and the Guarantor, by the Owner subject, however, to each of the following conditions:

          (a) No assignment (other than pursuant to this Section) shall relieve the Owner from primary liability for any of its obligations hereunder, and, in the event of any such assignment, the Owner shall remain primarily liable for payments of the Loan payments pursuant to
     Section 4.02 of this Agreement and for performance and observance of the other agreements on its part herein provided to be performed and observed to the same extent as though no assignment had been made;

          (b) In the event that this Agreement is assigned, as a whole or in part, the assignee shall agree to perform the obligations of the Owner hereunder to the extent of the interest assigned;

          (c) The Owner shall within ten days prior to the making of any assignment furnish or cause to be furnished to the City and to the Trustee a true and complete copy of each such assignment and agreement to perform; and

          (d) Upon the assignment of this Agreement as a whole by the Owner pursuant to and in accordance with
     Section 10 of the Regulatory Agreement, the Owner shall be relieved from all liability for any of its obligations hereunder with respect to matters arising after the date of assignment of this Agreement by the Owner.


                       (End of Article IV)
                            ARTICLE V

                      ADDITIONAL COVENANTS

     SECTION 5.1. Permits and Licenses. The Owner covenants and agrees that in the operation of the Project it will use its best efforts to comply with all federal, state and local statutes, laws, lawful ordinances, building codes, regulations and rulings known by it to apply to the Project.

     SECTION 5.2. Payment for Extraordinary Services. (a) The Owner hereby covenants and agrees to pay all reasonable fees of Bond Counsel in connection with rendering opinions after the issuance of the Bonds which are contemplated by the Indenture and this Agreement.

     (b) If, upon or after the occurrence of any default hereunder, the City shall employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Owner contained herein, the Owner will on demand therefor reimburse the City for reasonable fees of such attorneys and such other reasonable expenses so incurred subject to the right of the Owner, here retained, to contest in good faith, the necessity for and reasonableness of such fees and expenses.

     (c) The Owner hereby covenants and agrees to pay all reasonable Trustee's Expenses (as defined in the Indenture) due and payable pursuant to the Indenture and this Agreement, and assumes all obligations of the City to pay all such reasonable Trustee's
Expenses.

     (d) The Owner may prosecute or defend any action or proceeding or take any other action involving any defaulting supplier, contractor, subcontractor or surety thereof which the Owner deems to be reasonably necessary, and in such event the City agrees to cooperate fully with the Owner to the extent it may lawfully do so, in any such action or proceeding. Except as provided in Section 6.01 hereof, all moneys recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall belong to the Owner.

     SECTION 5.3. Taxes and Other Governmental Charges. Owner shall pay when due and before delinquency, all personal and real property taxes and assessments, withholding and sales taxes, and all other taxes and impositions of any kind or nature levied, assessed or imposed upon the Project (collectively, "Taxes"). If Owner, in good faith, disputes the amount or validity of any of such Taxes, the Owner may contest the same by any lawful means at no expense to the Trustee and the City, provided all of the following conditions are satisfied: (i) the Owner gives to the Trustee and the City prior written notice of such contest; (b) the Owner deposits with the Trustee an amount sufficient to pay the contested amount together with funds reasonably satisfactory to Trustee to assure the payment of any penalties and interest thereon; (iii) the Owner's interest in the Project, in the Trustee's sole determination, is not jeopardized by such contest;
(iv) the Owner pays promptly from amounts held by the Trustee for such purpose and any other monies provided by the Owner all amounts ultimately determined or adjudged to be payable; and (v) said contest is prosecuted with due diligence and dispatch.

     SECTION 5.4.   Insurance.  Throughout the term of this
Agreement, the Owner agrees to keep the Project continuously insured against the following risks, paying as the same become due and payable all premiums with respect thereto:

          (i) Insurance against loss or damage to the Project by fire, lightning, vandalism and malicious mischief, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State of Colorado, in an amount at least equal to 100% of the full insurable value thereof, but with deductible clauses in such amounts as are customary for facilities of similar size and character within the State of Colorado.

          (ii) Comprehensive general accident and public liability insurance (including coverage for all losses arising from the ownership or use of any vehicle) providing coverage limits (including deductible clauses) in an amount not less than $1,000,000.

          (iii) During any period of renovation or alteration of the Project, so called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy and worker's compensation insurance covering all persons engaged in such construction, renovation or alteration.

          (iv) Fidelity insurance or bonds on those of its officers and employees who handle funds of the Owner, both in such amounts and to such extent as are customarily carried by organizations similar to the Owner and operating properties similar in size and character to the facilities of the Owner.

          (v) Worker's compensation insurance, disability benefits insurance and such other forms of insurance as the Owner is required by law to provide with respect to the property of the Owner.

     All policies maintained by the Owner pursuant to this section shall be taken out and maintained in generally recognized, responsible insurance companies selected by the Owner and with respect to the insurance policies required by subsections (i), (ii) and (iii) of this Section shall name the Trustee as insured as its interest may appear, provided that all insurance proceeds for losses, except for workmen's compensation, fidelity insurance and public liability insurance, shall be paid directly to the Trustee. Such policies or certificates of insurance shall provide that no cancellation, reduction in amount, or material change in coverage thereof shall be effective until at least 30 days after receipt of written notice thereof by the Trustee. Any such policies of insurance may be provided by blanket policies maintained by the Owner.

     The Owner shall deliver to the Trustee (i) upon the commencement of the term of this Agreement, the originals or certified copies thereof of all insurance policies (or certificates thereof) which the Owner is required to maintain pursuant to this Section, together with evidence as to the payment of all premiums then due thereon and (ii) at least 30 days after the renewal of any such policies evidence as to the renewal thereof, if then required by this Section, and the payment of all premiums then due with respect thereto.

     SECTION 5.5. Application of Insurance and Condemnation Proceeds. All insurance proceeds received by the Owner pursuant to
Section 5.04(i) or (ii) of this Agreement and all condemnation proceeds received by the Owner as the result of the condemnation of all or any portion of the Project shall be applied by the Owner to the restoration of the Project or for prepayment of the Loan as
provided in this Agreement.   If any portion of the Project is
condemned or destroyed or damaged by fire or other casualty to such extent that proceeds from such condemnation or the claim for loss under the insurance policies required to be carried pursuant to subsection (i) or (ii) of Section 5.04 hereof resulting from such destruction or damage is $50,000 or less, the net proceeds of such condemnation or insurance proceeds resulting from such claims for losses shall be paid to the Owner and shall be used by the Owner to either redeem Bonds or to repair, rebuild, or restore the property damaged in the manner provided below in this Section.

     Unless the Owner shall have exercised its option to prepay the Bonds in full pursuant to Section 4.06 hereof, if all or any portion of the Project is condemned, destroyed or damaged (in whole or in part) by fire or other casualty to such extent that such condemnation proceeds or the claim for loss under the insurance policies required to be carried pursuant to subsection (i) or (ii) of Section 5.04 hereof resulting from such destruction or damage is greater than $50,000, the Owner shall promptly give written notice thereof to the Trustee. All net condemnation proceeds or insurance proceeds resulting from claims for losses of more than $50,000 (including the amount up to $50,000), shall, at the option of the Owner, either be used to redeem or pay Bonds in the manner provided in this Section or be held by the Trustee in a separate trust account, whereupon (i) the Owner will promptly repair, rebuild, or restore the property damaged or destroyed to substantially the same utility and condition as it existed prior to such condemnation, damage or destruction, with such changes, alterations, and modifications (including the substitution and addition of other property) as may be desired by the Owner and as will not impair the Owner's ability to operate the Project in an efficient manner or the utility of the Project, and (ii) the Trustee, upon receipt of a consulting architect's certificate that such payment is required for such purpose, will apply so much as may be necessary of the net condemnation or insurance proceeds to payment of the costs of such repair, rebuilding, or restoration as the work progresses. Notwithstanding the foregoing, the Trustee shall not disburse condemnation or insurance proceeds for reconstruction of the Project until the Owner shall have delivered to the Trustee a written certification demonstrating that during the period of reconstruction the Owner has reserved, or will otherwise have condemnation or insurance proceeds available, in an amount sufficient to accrue monthly payments to the Revenue Fund sufficient to cover the principal and interest accruing on all outstanding Bonds during such period. Any balance of such net proceeds remaining after payment of all the costs of such repair, rebuilding, or restoration shall be transferred, to the Interest Fund and applied to the payment of interest on Bonds on the next payment date or dates thereof. In the event such net proceeds are not sufficient to pay in full the costs of such repair, rebuilding, or restoration, the Owner will nonetheless complete the work thereof and will pay any costs thereof in excess of the amount of said net proceeds. The Owner shall not by reason of the payment of such excess costs be entitled to any reimbursement from the Trustee, or the owners of the Bonds or any postponement, abatement, or diminution of the payments required to be made under the Indenture.

     All net proceeds of condemnation or insurance resulting from claims for losses specified in the first sentences of the two preceding paragraphs may be used to redeem or pay Bonds; provided
(i) all of the Bonds are to be redeemed in accordance with the Indenture upon exercise of the option to prepay the Bonds in full provided for in Article IV hereof or (ii) in the event that less than all of the Bonds are to be redeemed, the Owner shall furnish to the Trustee a consulting architect's certificate stating (i) that the property forming a part of the Project damaged or destroyed is not essential to the Owner's use or occupancy of the Project, or (ii) that Project has been restored to a condition substantially equivalent to its utility and condition prior to the damage or destruction, or (iii) that improvements have been acquired which are suitable for operation as a low-income rental housing project on the Project Site. Such other improvements shall together with the remaining improvements after the damage and destruction be of substantially the same utility as the Project prior to the damage and destruction.

     The Owner shall notify S&P in writing within 10 business days of any condemnation action instituted against any portion of the Project or any casualty loss, which notice shall describe the nature of the condemnation action or the extent of the damage to the Project.

     Notwithstanding any other provision of this Agreement to the contrary, the Owner shall certify to the Trustee within 120 days of receipt of any condemnation or insurance proceeds with respect to the Project whether it will proceed to repair, rebuild or restore the Project or apply such proceeds to the redemption of the Bonds.

     SECTION 5.6. General Tax Covenant. The Owner covenants that it will comply with the requirements and conditions of the Tax Certificate and the Regulatory Agreement. Without limiting the foregoing, the Owner covenants that, notwithstanding any provision of this Agreement or the rights of the Owner hereunder, it will not take, or permit to be taken on its behalf, any action which would cause interest on the Bonds not to be excluded from gross income for federal income tax purposes and that it will take such reasonable action as may be necessary to continue such exclusion from gross income, including, without limitation, (a) compliance with the requirements contained in Section 2.04 hereof; (b) the preparation and filing of any statements required to be filed by it in order to maintain such exclusions; and (c) the payment to the United States of any amount required to be paid by the City or the Owner pursuant to Section 148(f) of the Code and the regulations thereunder, including, to the extent applicable, Section 1.148-3 of the Treasury Regulations on Income Tax or subsequent applicable Treasury Regulations, at the times, in the amounts and at the places required thereby in order to maintain the exclusion from gross income of interest on the Bonds for federal income tax purposes; and the Owner hereby irrevocably authorizes and directs the City and the Trustee (and any other agent designated by the
City) to make payment of such amounts from funds of the Owner, if any, held by the City, the Trustee (under the Indenture), or any
agent of the City or the Trustee.   The Owner hereby covenants to
deposit all amounts required to be deposited to the Rebate Fund necessary to continue the exclusion from gross income of interest on the Bonds and hereby agrees to direct the Trustee's deposit of such moneys as provided in Section 5.07 of the Indenture.





                       (End of Article V)
                           ARTICLE VI

               INDEMNIFICATION OF CITY AND TRUSTEE

     SECTION 6.1. Indemnification of City and Trustee. The Owner releases the City from, and covenants and agrees that the City shall not be liable for, and covenants and agrees, to the extent permitted by law, to indemnify and hold harmless the City and its officers, employees and agents from and against, any and all losses, claims, damages, liabilities or expenses, of every conceivable kind, character and nature whatsoever arising out of, resulting from or in any way connected with (a) the Project, or the conditions, occupancy, use, possession, conduct or management of, or work done in or about, or from the planning, design or improvement of the Project or any part thereof; (b) the issuance of any Bonds or any certifications or representations made in connection therewith and the carrying out of any of the transactions contemplated by the Bonds and this Agreement; (c) the Trustee's acceptance or administration of the trusts under the Indenture, or the exercise or performance of any of its powers or duties under the Indenture; or (d) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any official statement or other offering circular utilized by the City or any underwriter or placement agent in connection with the sale of any Bonds or in connection with any future remarketing thereof; provided that such indemnity shall not be required for damages that result from gross negligence or willful misconduct on the part of the City. Further, the Owner agrees to indemnify and hold harmless the Trustee, its officers, employees and agents, against any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with any act or omission of the Owner. The indemnity required by this Section 6.01 shall be only to the extent that any loss sustained by the City or the Trustee exceeds the net proceeds the City or the Trustee receives from any insurance carried with respect to the loss sustained. In the event that any action or proceeding is brought against the City, the Trustee or any of their officers, employees, attorneys or agents with respect to which indemnity may be sought hereunder, the Owner, upon written notice from the indemnified party, shall assume the investigation and defense thereof, including the employment of counsel (reasonably acceptable to the indemnified party) and the payment of all expenses. Each indemnified party shall have the right to employ separate counsel in any such action or proceedings and to participate in the investigation and defense thereof, and the Owner shall pay the reasonable fees and expenses of such separate counsel, provided, however, that unless such separate counsel is employed with the approval and consent of the Owner, the Owner shall not be required to pay the fees and expenses of such separate counsel. The Owner shall not unreasonably withhold such approval and consent. The provisions of this Section 6.01 shall survive the retirement of the Bonds.

                       (End of Article VI)
                           ARTICLE VII

                  BREACH OF COVENANTS, REMEDIES

     SECTION 7.1. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement if:

          (a) Any amount required to be paid by Section 4.02(a) hereof (taking into account any credits described in Section 4.03 hereof) is not paid to the Trustee (either by the Owner or the Guarantor) when due and such amount remains unpaid at 5:00 p.m., New York time, on such Interest Payment Date or Purchase Date; or

          (b) Any amount required to be paid by Sections 4.05, 4.06 or 4.07 hereof (taking into account any credits described in Section 4.03 hereof) is not paid to the Trustee (either by the Owner or the Guarantor) on the date and at the time required for payment thereof in the applicable Section hereof and such amounts remain unpaid at 5:00 p.m., New York time, on the date required to be applied to make payments of principal of, premium, if any, and interest on the Bonds under the Indenture; or

          (c) Failure by the Owner to observe any other of its covenants hereunder or under the Regulatory Agreement for a period of 30 days after written notice has been given to the Owner by the City or the Trustee; provided, that if such failure is of such nature that it can be corrected within a reasonable time (as agreed to by the Trustee), but not within such period, the same shall not constitute an Event of Default so long as, in the judgment of the Trustee, the Owner institutes prompt corrective action and is diligently pursuing same; or

          (d) The failure of the Guarantor to make payments under the Guaranty Agreement within the time provided for therein; or

          (e) The Guarantor shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or agreement seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future statutes, laws or regulations or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Guarantor or of all or any substantial part of its properties, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (f) A petition shall be filed against the Guarantor seeking any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety days, or if any trustee, receiver or liquidator of the Guarantor or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of the Guarantor and such appointment shall remain undismissed or unstayed for an aggregate of ninety days (whether or not consecutive); or

          (g)  Any "Event of Default" occurs under the
     Indenture and is not cured prior to a declaration of acceleration under Section 8.01 thereof; or

          (h) Any Event of Default (as defined therein) occurs under the Reimbursement Agreement, and the Guarantor in its sole discretion notifies the Trustee thereof and instructs the Trustee to declare an Event of Default hereunder.

     The occurrences set forth in Section 7.01(e) and (f) above shall not constitute Events of Default hereunder if the Owner provides Alternate Security for the Guaranty Agreement within 60 days subsequent to the happening of such occurrence pursuant to
Section 4.07 hereof. In the event the Owner fails to provide such Alternate Security, no declaration of acceleration shall be made by the Trustee, and the Loan shall be prepaid mandatorily as provided in Section 4.07 hereof.

     SECTION 7.2. Remedies for Failure to Perform. (a) Upon the occurrence of an Event of Default as provided in Section 7.01(a),
(b), (c), (d) and (g) above, all amounts due under this Agreement shall be immediately due and payable and the date of payment thereof shall be as specified in a notice of acceleration which shall be given promptly by the Trustee to the Owner. A copy of such notice of acceleration shall be given to the Guarantor simultaneously with such notice to the Owner, and a demand for payment shall be made by the Trustee under the Guaranty Agreement in an amount sufficient to pay principal of and interest on the Bonds to the date of payment thereof.

     (b)  Upon the occurrence of an Event of Default as provided in
Section 7.01(h) above, all amounts due under this Agreement shall be immediately due and payable if the Trustee receives written direction from the Guarantor to accelerate such amounts, and the date of payment thereof shall be as specified in a notice of acceleration which shall be given promptly by the Trustee to the Owner. A copy of such notice of acceleration shall be given to the Guarantor simultaneously with such notice to the Owner, and a demand for payment shall be made by the Trustee under the Guaranty Agreement in an amount sufficient to pay principal of and interest on the Bonds to the date of payment thereof.

     (c)  Upon the occurrence of an Event of Default specified in
Section 7.01(c), (g) or (h) hereof, if the action or non-action which resulted in such Event of Default is cured by or on behalf of the Owner prior to the time the notice of acceleration of the Bonds is given by the Trustee, and if, as to Section 7.01(c), the Trustee receives an opinion of Bond Counsel to the effect that, following such cure and assuming no recurrence of such default, no material risk exists that interest on the Bonds will be subject to federal income taxation, then the acceleration of all amounts due under this Agreement shall be rescinded, the demand on the Guarantor shall be deemed to be null and void and the parties shall be restored to the same position as though no such Event of Default had occurred; provided, that any acceleration caused by the Event of Default specified in Section 7.01(h) above shall not be rescinded except upon receipt by the Trustee of written instructions to such effect from the Guarantor.

     (d) Upon the occurrence of an Event of Default specified in paragraphs (a), (b) and (d) above, if there is paid to or deposited with the Trustee, prior to the time the notice of acceleration of the Bonds is given by the Trustee under the Indenture, a sum sufficient to pay all overdue amounts which resulted in such Event of Default and Trustee's Expenses, if any, then the acceleration of all amounts due under this Agreement shall be rescinded, the demand on the Guarantor shall be deemed to be null and void and the parties shall be restored to the same position as though no such Event of Default had occurred.

     SECTION 7.3. Discontinuance of Proceedings. In case any proceeding taken by the City or its assigns on account of any failure to perform under this Agreement shall have been discontinued or determined adversely to the City or its assigns, then and in every case the City or its assigns and the Owner shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the City or its assigns shall continue as though no such proceeding had been taken.

     SECTION 7.4. Remedies Cumulative. No remedy conferred upon or reserved to the City or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Indenture or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any failure to perform under this Article shall impair any such right or power or shall be construed to be a waiver thereof. In order to entitle the City or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than as otherwise specified in this Agreement.

     SECTION 7.5. Waiver of Event of Default. In case of the occurrence of an Event of Default and either prior to giving notice of acceleration of the maturity of the Bonds by the Trustee or annulment of a declaration of acceleration pursuant to the Indenture, the Owner shall have paid or caused to be paid all amounts then due and payable under this Agreement and the Note and shall perform all other obligations in respect of which it is in default under this Agreement, and shall have paid the reasonable charges and expenses of the City and the Trustee, and if as to the Event of Default specified in paragraph (c) of Section 7.01 hereof, the Trustee receives the opinion of Bond Counsel to the effect that, following such cure, and assuming no recurrence of such default, interest on the Bonds will not be subject to federal income taxation as the result of such default, then such event of default shall be waived and annulled, and the remedies invoked under this Agreement shall be rescinded, but no such waiver or annulment shall extend to or affect any subsequent event of default or impair any right or remedy consequent thereon.


                      (End of Article VII)
                          ARTICLE VIII

                          MISCELLANEOUS

     SECTION 8.1. Amounts Remaining in Funds and Accounts. Any amounts remaining in any fund or account established under the Indenture after payment of the Bonds in full including interest and premium, if any, thereon, or provision for payment thereof having been made in accordance with the provisions of the Indenture, and payment of all other reasonable and necessary obligations owing to the City, the Registrar and the Trustee under this Agreement or the Indenture, shall be paid by the Trustee in accordance with Section
12.01 of the Indenture.

     SECTION 8.2. Limited Obligation of City. The City shall not be obligated to pay the principal of, or premium, if any, or interest on the Bonds, except from revenues arising from the pledge and assignment of the Loan and the other funds held or set aside in trust under the Indenture. The Owner hereby acknowledges that the City's sole source of moneys to repay the Bonds and to refund the Prior Bonds will be provided by the proceeds of the Bonds and payments made by the Owner pursuant to this Agreement, together with other revenues, including any drawings under the Guaranty Agreement or investment income on certain funds and accounts held by the Trustee under the Indenture, and hereby confirms that amounts available to pay all principal of, and premium, if any, and interest on the Bonds as the same shall become due (whether by maturity, redemption, acceleration or otherwise), have been calculated to be at all times sufficient for such purpose.

     Any obligation or liability of the City created by or arising out of this Agreement (including without limitation any liability created by or arising out of the representations, warranties or covenants set forth herein or otherwise) shall not impose a debt or pecuniary liability upon the City or a charge upon its general credit or taxing powers, but shall be payable solely out of the above-described revenues. Neither the issuance of the Bonds nor the delivery of this Agreement shall, directly or indirectly or contingently, obligate the City to levy any form of taxation therefor or to make any appropriation for their payment. Nothing in the Bonds or in the Indenture or this Agreement or the proceedings of the City authorizing the Bonds or in the Act or in any other related document shall be construed to authorize the City to create a debt of the City within the meaning of any constitutional or statutory provision of the State. No breach of any pledge, obligation or agreement of the City hereunder may impose any pecuniary liability upon the City or any charge upon its general credit or against its taxing power.

     SECTION 8.3. Payments by Guarantor. The Guarantor shall, to the extent of any payments made by it pursuant to the Guaranty Agreement, be subrogated to all rights of the City or its assigns (including, without limitation, the Trustee) as to all obligations of the Owner with respect to which such payments shall be made by the Guarantor, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Guarantor shall be in all respects subordinate to all rights and claims of the Registered Owners, the Trustee and the City for all payments which shall be or become due and payable under the Indenture or otherwise arising under this Agreement, the Indenture, the Note, the Regulatory Agreement or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested by the Guarantor to evidence such subrogation and the Trustee shall assign its rights in any obligations of the Owner with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Guarantor, provided such amounts are sufficient to cause defeasance of the Indenture in accordance with Section 12.01 thereof.

     SECTION 8.4.   Amendments, Changes or Modifications to Loan
Agreement. This Agreement may be amended, changed or modified only subject to the requirements for and limitations on such amendments, changes or modifications set forth in the Indenture.

     SECTION 8.5. Rights of the Guarantor; References to the Guarantor. Notwithstanding anything contained herein to the contrary, all provisions hereof regarding consents, approvals, directions, waivers, appointments, requests or other actions by the Guarantor shall be deemed not to require or permit such consents, approvals, directions, waivers, appointments, requests or other actions and shall be read as if the Guarantor were not mentioned herein (a) during any period during which there is a payment default under the Guaranty Agreement, or (b) after the Guaranty Agreement shall at any time for any reason cease to be valid and binding on the Guarantor, or shall be declared to be null and void by final judgment of a court of competent jurisdiction; provided, however, that the payment of amounts due to the Guarantor pursuant to the terms hereof shall continue in full force and effect. The foregoing shall not affect any other rights of the Guarantor.

     SECTION 8.6. Payment. At such time as the principal of, premium, if any, and interest on all Bonds outstanding under the Indenture shall have been paid, or shall be deemed to be paid in accordance with the Indenture, and all other sums payable by the Owner under this Agreement and the Indenture shall have been paid, the Loan shall be deemed to be fully paid and the Owner upon request is entitled to receive acknowledgment of such payment in full from the Trustee.

     SECTION 8.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement, and, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 8.8. Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such provisions or sections shall not affect any other provisions or sections hereof, and this Agreement shall be construed and enforced to the end that the transactions contemplated hereby be effected and the obligations contemplated hereby be enforced, as if such illegal or invalid clause, provision or section had not been contained herein.

     SECTION 8.9. Term of Agreement. This Agreement shall be in full force and effect from the date hereof and shall continue in effect (i) so long as any Bonds are outstanding, or (ii) until 365 days have elapsed after the Owner has made any payments under this Agreement during which no petition in bankruptcy is filed by or against the Owner under Title 11 of the United States Code during such 365 day period, or (iii) so long as Trustee holds any moneys under the Indenture, whichever is later. All representations and certifications by the Owner set forth in Article II hereof and all provisions relating to the payment of any amounts due hereunder (including any amounts due pursuant to Article VI hereof) shall survive the termination of this Agreement.

     SECTION 8.10. Notice of Changes in Fact. Promptly after the Owner becomes aware of the same, the Owner will notify the Trustee of (i) any change in any material fact or circumstance represented or warranted by the Owner in this Agreement or in connection with the issuance of the Bonds, and (ii) any default or event which, with notice or lapse of time or both, could become a default under this Agreement, or the Indenture, specifying in each case the nature thereof and what action the Owner has taken, is taking, and/or proposes to take with respect thereto.

     SECTION 8.11. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent registered or certified mail, postage prepaid, to Owner, Wellsford Marks West Corp., c/o Wellsford Residential Property Trust, 610 Fifth Avenue, New York, New York 10020, Attention: President, with a copy to Wellsford Marks West Corp., 370 17th Street, Suite 3100, Denver, Colorado, Attention:
President; to the Guarantor, Wellsford Residential Property Trust, 610 Fifth Avenue, New York, New York 10020, Attention: Chief Financial Officer; to the City, City of Englewood, Colorado, 3400 South Elati, Englewood, Colorado 80110, Attention: City Attorney; to the Trustee, American National Bank and Trust Company of Chicago, 33 North LaSalle Street, 13th Floor, Chicago, Illinois 60690, Attention: Corporate Trust Department; or at such other address as shall be furnished in writing by any such party to the others, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail.

     SECTION 8.12. Provision of Alternate Security. The Owner hereby is authorized to provide Alternate Security for the Guaranty Agreement or for Alternate Security previously provided at any time after providing the City and the Trustee with the following: (i) an opinion of counsel to the provider of such Alternate Security acceptable to the Trustee, addressed to the Trustee and the City, stating that such Alternate Security constitutes a legal, valid and binding obligation of such provider and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity which permit the exercise of judicial discretion and to the extent that the enforceability of indemnification provisions therein or to which such Alternate Security relates shall be limited by applicable securities laws or public policy), (ii) an opinion of counsel reasonably acceptable to the Trustee, addressed to the Trustee and the City, stating that the provision of such Alternate Security will not subject the Bonds or such Alternate Security to the registration requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, (iii) an amount sufficient to pay all costs incurred by the City and the Trustee in connection with the provision of such Alternate Security (including without limitations, reasonable counsels' fees and expenses), (iv) written confirmation from the rating agency or agencies whose rating on the Bonds is then in effect, that the rating on the Bonds on the date immediately succeeding the substitution will be at least equal to the rating in effect immediately prior to such substitution, but in no event shall such rating be less than investment grade (e.g., rated "AAA," "AA," "A" or "BBB" by S&P, or the equivalent rating category assigned by another nationally recognized rating agency, and (v) an opinion of Bond Counsel, addressed to the City and the Trustee, stating that the provision of the Alternate Security is permitted under this Agreement, the Indenture and the Act, and that such provision will not have an adverse effect upon the tax exempt status of the interest on the Bonds.

     SECTION 8.13. Guarantor Debt; Mandatory Provision of Alternate Security. In the event the original Guarantor (Wellsford Residential Property Trust) shall fail to comply with the debt covenants set forth in Section 1.10 of the Guaranty, the Guarantor shall, or the Owner shall if the Guarantor does not, promptly report such event to the Trustee in writing. In such event the Owner may cause Alternate Security to be delivered to the Trustee. Such Alternate Security shall be delivered not later than 60 days after the receipt of such written notice together with (i) an opinion of counsel to the provider of such Alternate Security acceptable to the Trustee, addressed to the Trustee and the City, stating that such Alternate Security constitutes a legal, valid and binding obligation of such provider and is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity which permit the exercise of judicial discretion and to the extent that the enforceability of indemnification provisions therein or to which such Alternate Security relates shall be limited by applicable securities laws or public policy, (ii) an opinion of counsel reasonably acceptable to the Trustee, addressed to the Trustee and the City, stating that the provision of such Alternate Security will not subject the Bonds or such Alternate Security to the registration requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, (iii) an amount sufficient to pay all costs incurred by the City and the Trustee in connection with the provision of such Alternate Security, (iv) written evidence from the rating agency or agencies whose rating on the Bonds is then in effect that the credit rating assigned to the Bonds after such provision is at least equal to the credit rating assigned to the Bonds immediately prior to the occurrence of the Guarantor's failure to meet the debt tests set forth in Section __ of the Guaranty, but in no event shall such rating be less than investment grade (e.g., rated "AAA," "AA," "A" or "BBB" by S&P), or the equivalent rating category assigned by another nationally recognized rating agency, and (v) an opinion of Bond Counsel, addressed to the City and the Trustee, stating that the provision of Alternate Security is permitted under this Agreement, the Indenture and the Act, and that such provision will not have an adverse effect upon the exclusion from gross income for federal income tax purposes of interest on the Bonds.
In the event such Alternate Security is not delivered to the Trustee within such 60 day period or the Guarantor shall certify it then complies with the tests set forth in Section 1.10 of the Guaranty, the Trustee shall treat such event as a covenant default under this Agreement and shall take such action as is permitted under Article VII hereof.

     SECTION 8.14.  Applicable Law.  The substantive laws of the
State shall govern this Agreement.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of October 1, 1996.

                                   CITY OF ENGLEWOOD, COLORADO



                                   By:/s/ Thomas J. Burns
                                      ---------------------
                                             Mayor
                                        Thomas J. Burns
(SEAL)

Attest:


/s/ Loucrishia A. Ellis
          City Clerk



                                    WELLSFORD MARKS WEST CORP.



                                   By:/s/ David M. Strong
                                          Vice President

                         ACKNOWLEDGMENTS


STATE OF COLORADO             )
                              )  SS.
CITY OF ENGLEWOOD             )

     The foregoing instrument was acknowledged before me this 23rd day of October, 1996, by Thomas J. Burns, as Mayor of the CITY OF
ENGLEWOOD, COLORADO, a municipal corporation, and by Loucrishia A. Ellis, as City Clerk of the CITY OF ENGLEWOOD, COLORADO, a municipal corporation.

     WITNESS my hand and official seal.


                                   /s/ Brenda J. Castle
                                       -------------------------
                                     Notary Public for the State
                                             of Colorado

     My commission expires 1-3-00.





STATE OF COLORADO             )
                              )  SS.
CITY OF ENGLEWOOD             )

     The foregoing instrument was acknowledged before me this 25th day of October, 1996, by David M. Strong, as Vice President of
WELLSFORD MARKS WEST CORP., a Colorado corporation, and by
_________________, as Secretary of WELLSFORD MARKS WEST CORP., a
Colorado corporation.

     WITNESS my hand and official seal.

(SEAL)

                                   /s/ Roberta Kay Peterson
                                       -----------------------
                                     Notary Public for the State
                                             of Colorado
     My commission expires 6-21-98.

                            EXHIBIT A


                          FORM OF NOTE
                                                 October 25, 1996

     FOR VALUE RECEIVED, Wellsford Marks West Corp., a Colorado corporation (the "Owner"), does hereby promise to pay to the order of the City of Englewood, Colorado (the "City") at the principal corporate trust office of American National Bank and Trust Company of Chicago, Chicago, Illinois, or any successor trustee (the "Trustee") acting as such under that certain Indenture of Trust dated as of October 1, 1996, by and between the City and the Trustee (the "Indenture"), in lawful money of the United States of America, the principal sum of Eleven Million Two Hundred Thousand and No/100 Dollars ($11,200,000) on November 1, 2026, and to pay interest on the unpaid principal amount hereof, in like money, from October 1, 1996 at such office at the rate, and to the funds and accounts specified in Sections 4.01 and 4.02 of that certain Loan Agreement dated as of October 1, 1996 between the City and the Owner (hereinafter referred to as the "Agreement"). The Owner agrees to pay interest on the outstanding principal amount hereof in semi-annual installments on the business day preceding each June 1 and December 1 (each an "Interest Payment Date"), commencing on June 1, 1997, until the maturity hereof; provided, however, that the installment due and payable on June 1, 1997 shall be reduced by the interest paid by the original purchasers of the Bonds on the date hereof; and provided further, however, that each installment due and payable shall be reduced by the amount of investment earnings in the Revenue Fund (as defined in the Indenture) the available for payment of interest on the Bonds. In addition, the Owner shall pay semiannually on each June 1 and December 1, commencing on June 1, 1997, an amount equal to 1/2 of the annual fee payable to the Trustee, or to the fees of the City, if any, in full satisfaction of its obligations to the Trustee and to the City for such fees. In addition the Owner shall pay all additional amounts set forth in Section 4.01(c) of the Agreement as they shall arise upon written notice to the Owner.

     ANYTHING HEREIN or in the Agreement to the contrary notwithstanding, it is hereby agreed by and between the City and the Owner that in no event shall the interest contracted for, charged or received in connection with the loan made hereunder (including any other costs or considerations that constitute interest under the laws of the State of Colorado (the "State") which are contracted for, charged or received pursuant hereto and pursuant to the Agreement) exceed the maximum rate of nonusurious interest allowed under the laws of the State as presently in effect and to the extent an increase is allowable by such laws, but in no event shall any amount ever be paid or payable by the Owner greater than the amount contracted for herein; and in the event the maturity of the loan is accelerated pursuant to Article VII of the Agreement, or prepaid in accordance with the provisions thereof requiring mandatory prepayment, then such amounts that constitute payments of interest on the loan, together with any costs or considerations which constitute interest under the laws of the State, may never exceed an amount which would result in payment of interest at a rate in excess of the nonusurious interest allowed by the laws of the State or the United States to the extent applicable, as presently in effect and to the extent an increase is allowable by such laws; and excess interest, if any, provided for herein and in the Agreement, or otherwise, shall be cancelled automatically as of the date of such acceleration or, if theretofore paid, shall be credited on the loan.

     ALL SUMS paid hereon shall be applied, as applicable, first to the satisfaction of unpaid accrued interest and the balance to the unpaid principal and premium, if any.

     THIS NOTE is subject to all of the terms, conditions, and provisions of the Agreement, including those respecting prepayment and the acceleration of maturity and is further subject to all of the terms, conditions, and provisions of the Indenture, all as provided in the Agreement. The outstanding principal hereof is subject to acceleration at the same time or times and under the same terms and conditions, and with the same notice, if any, as provided under the Indenture for the acceleration of payment of the bonds designated City of Englewood, Colorado, Multifamily Housing Revenue Refunding Bonds, (Marks Apartments Project) Series 1996" (the "Bonds"). Notwithstanding anything to the contrary contained herein or in the Agreement, the payments in respect of the Loan shall be sufficient to pay, when due (whether at stated maturity, upon redemption prior to maturity, upon acceleration of stated maturity, or otherwise), the principal of, premium, if any, and interest on the Bonds at any time outstanding, and, to the extent permitted by law, interest on any overdue payments.

     THE OWNER hereby acknowledges that, pursuant to the Indenture, the City is collaterally assigning to the Trustee all of the City's right, title, and interest in and to this Note.

     THIS NOTE is a contract made under and shall be construed in accordance with and governed by the laws of the State of Colorado entered into as of October 25, 1996.

                                   WELLSFORD MARKS WEST CORP.



                                        By:_____________________
                                             President

                                        By:_____________________
                                             President
                            EXHIBIT B


     The multifamily housing project located on the real property described below, consisting of 12 apartment buildings which contain in aggregate 280 units. The street address of the project is 1701 East Hampden Avenue, Englewood, Colorado.


          Lot 1, Block 1, The Marks Subdivision, Filing
          No. 2, County of Arapahoe, State of Colorado

          However, Together with Beneficial Easement rights for ingress and egress as contained in Agreement recorded August 20, 1973, in
          Book 2160 at Page 242.